Exhibit 107

Calculation of Filing Fee Tables

Form F-3
(Form Type)

ICON public limited company
ICON Investments Six Designated Activity Company
ICON Luxembourg S.à r.l.
PRA Health Sciences, Inc.
ICON Clinical Research Limited
ICON Global Treasury Unlimited Company
ICON US Holdings Inc.
ICON Holdings Unlimited Company
DOCS Resourcing Limited
ICON Clinical International Unlimited Company
ICON Clinical Research Property Development (Ireland) Limited
Accellacare Limited
ICON Operational Holdings Unlimited Company
ICON Operational Financing Unlimited Company
ICON Investments Four Unlimited Company
ICON Clinical Global Holdings Unlimited Company
Beacon Bioscience, Inc.
ICON Clinical Research LLC
ICON Laboratory Services, Inc.
PriceSpective LLC
ICON Early Phase Services, LLC
MolecularMD Corp.
DOCS Global, Inc.
Accellacare US Inc.
Clinical Resource Network, LLC
CRN Holdings, LLC
ReSearch Pharmaceutical Services, Inc.
Source Healthcare Analytics, LLC
Symphony Health Solutions Corporation
Pharmaceutical Research Associates, Inc.
PRA Holdings, Inc.
PRA International, LLC
RPS Global Holdings, LLC
RPS Parent Holding LLC
Roy RPS Holdings LLC
ICON Clinical Investments, LLC
ICON Holdings Clinical Research International Limited
ICON Clinical Research Property Holdings (Ireland) Limited
ICON Clinical Research Holdings (Ireland) Unlimited Company
ICON Government and Public Health Solutions Inc.

(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities
	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Debt	Debt Securities	Rules 456(b) and 457(r)	(1)	(1)	(1)	(1)	(1)
	Debt	Guarantees of Debt Securities(2)	Rules 456(b) and 457(r)	(1)	(1)	(1)	(1)	(1)
Fees Previously Paid	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—
	Total Offering Amounts					—		—
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							—

(1)  An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the registration fee.
(2)  ICON public limited company will, and one or more of the registrants listed on the Table of Co-Registrants may, guarantee the obligations of debt securities of ICON Investments Six Designated Activity Company. The guarantees will not be traded separately. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no additional registration fee is due with respect to the guarantees.